                                                                 EXHIBIT 9(A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                           OF SHARES OF COMMON STOCK
                                      OF
                           AVONDALE INDUSTRIES, INC.

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Avondale Industries, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See
Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

          By Mail           By Overnight Delivery:           By Hand:
    (First Class Only):       85 Challenger Road     120 Broadway, 13th Floor
       P.O. Box 3301           Mail Drop--Reorg         New York, NY 10271
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660   Attn: Reorganization
   Attn: Reorganization      Attn: Reorganization           Department
        Department                Department

                          By Facsimile Transmission:
                                (201) 329-8936

            Confirm Receipt of Notice of Guaranteed Delivery Only:
                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Avondale Industries, Inc., a Louisiana corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares____________________

                                         If shares will be tendered by book-
Signature(s)________________________     entry transfer:

Name(s) of Record Holders                Name of Tendering
                                         Institution___________________________

------------------------------------
        Please Type or Print             Area Code and Telephone No(s)_________


                                         Account Number________________________

Certificate Nos. (If Available)

------------------------------------     Dated ________________________, 1998

------------------------------------

Address(es)_________________________

------------------------------------
             (Zip Code)

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED

                               ----------------

        IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED MUST BE USED.

                               ----------------

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
       IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND
           INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

                               ----------------

  [_] $26.500  [_] $26.625 [_] $26.750 [_] $26.875 [_] $27.000 [_] $27.125
  [_] $27.250  [_] $27.375 [_] $27.500 [_] $27.625 [_] $27.750 [_] $27.875
  [_] $28.000  [_] $28.125 [_] $28.250 [_] $28.375 [_] $28.500 [_] $28.625
  [_] $28.750  [_] $28.875 [_] $29.000


                                   ODD LOTS

  This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on May 5, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

  The undersigned either (check one box):

[_] owned beneficially as of the close of business on May 5, 1998 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[_] is a broker, dealer, commercial bank, trust company or other nominee that
    (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on May 5, 1998 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [_]

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

-------------------------------------     -------------------------------------
            Name of Firm                          Authorized Signature
-------------------------------------     -------------------------------------

               Address                    Name_________________________________
-------------------------------------             Please Type or Print

        City, State, Zip Code             Title _______________________________

-------------------------------------     Dated__________________________, 1998
       Area Code and Tel. No.

Dated: ________________________, 1998

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES
      MUST BE SENT WITH THE LETTER OF TRANSMITTAL.